AGREEMENT FOR PURCHASE AND SALE OF STOCK


          THIS AGREEMENT (this "Agreement"), dated as of the 9th day of April, 1998, is made by and among ADVANCED D.C. HOLDINGS, INC., a Delaware corporation ("Holdings"), WILLIAM E. RODGERS, JOSEPH A. SILVAGGIO, GERHARD DIEROFF and WERNER HERMUS (all of said individuals being hereinafter collectively referred to as the "Sellers"), such Sellers at Closing being the holders of all of the outstanding shares of capital stock of ADVANCED D.C. MOTORS, INC. a New York corporation ("ADCM"), and such Sellers at Closing being the owners of all the outstanding shares of stock of the following affiliated corporations: D.C.M. Holding Corp., a New York corporation ("DCM Holdings"), Electric Vehicle Power Systems Inc., a New York corporation ("EVPS"), Sermed USA Inc., a Texas corporation ("Sermed USA"); Jencoil, Inc., a Texas corporation ("Jencoil"); Wessling Industries, Inc., a Texas corporation ("Wessling Industries"); Wessling Motors & Parts Inc., a Texas corporation ("WMP"); Electric Vehicle Components, Ltd., a New York corporation ("EVC (NY)") (collectively, the "ADCM Affiliates"), and such Sellers at Closing also being the indirect owners of certain outstanding shares of stock of the following subsidiaries of ADCM: Electric Vehicle Components Ltd., a California corporation and a 50% owned subsidiary of ADCM ("EVC (CA)"); Sermed S.A.R.L., a French corporation and a 99% owned subsidiary of ADCM ("Sermed"); Advanced DC Motors GmbH, a German corporation and a 90% owned subsidiary of ADCM and Sermed ("ADCM-Germany"); and R&A Machine Tool Corporation, a New York corporation and a 20% owned subsidiary of EVC (NY) ("R&A") (collectively, the "Partially-Owned Subsidiaries") (ADCM, the ADCM Affiliates and the Partially-Owned Subsidiaries herein collectively referred to as the "ADCM Companies" and individually as an "ADCM Company").

                                    ARTICLE I

                           PURCHASE AND SALE; PRICE

          1.1 Purchase and Sale of the Shares and the Noncompetition Agreements. At the Closing (hereinafter defined) and in the manner herein provided, the Sellers shall sell and deliver all of the shares of capital stock of ADCM and the ADCM Affiliates (the "Shares") to Holdings, and Holdings shall purchase the Shares from Sellers, together with the Noncompetition Agreements (defined below), on the terms and conditions set forth herein. At the Closing, the Shares shall represent all of the issued and outstanding shares of capital stock of ADCM and the ADCM Affiliates.

          1.2 Purchase Price. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Sellers herein contained, and in consideration of the sale, conveyance, transfer and delivery of the Shares provided for in this Agreement and the execution of the Noncompetition Agreements, Holdings agrees to pay to the Sellers an aggregate purchase price of $53,000,000, plus the amounts payable pursuant to the Contingent Purchase Price Plan (defined below) (the "Purchase Price"), payable and allocated to the Sellers as more particularly set forth on Exhibit 1.5 attached hereto based on the number of Shares purchased by Holdings from each of the Sellers, as follows:


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          (a)     $53,000,000, less the Reserve Amount (defined in Section
1.4(b)), less any Excluded Liabilities (defined in Section 1.3(a)(ii)) and less the Escrow Amount (defined in Section 6.10), by delivery at the Closing to the Sellers of a certified or cashier's check or funds by wire transfer to account(s) designated by the Sellers in writing no later than five business days prior to Closing, which amount includes the $600,000 payment for the Noncompetition Agreements;

          (b) The contingent purchase price payable in accordance with the terms and conditions of the Contingent Purchase Price Plan set forth in
Exhibit 1.2 ("Contingent Purchase Price Plan");

          (c) If and when required by Section 1.4(b) hereof, Holdings shall pay the Sellers all or a portion of the Reserve Amount by delivery to the Sellers of a certified or cashier's check or by wire transfer or transfers to an account or accounts designated by the Sellers; and

          (d) If and when required by Section 6.10 hereof, the Sellers shall be entitled to receive from the Escrow Agent, all or a portion of the Escrow Amount in accordance with the terms of the Escrow Agreement.

          1.3     Payment of Liabilities; Definitions.

     (a)     Liabilities.

          (i)     Payment of Liabilities Other Than Permitted Liabilities.
The Sellers acknowledge and agree that the Purchase Price has been calculated, and is being paid, based on the agreement that the ADCM Companies will have paid in full immediately prior to the Closing all liabilities and obligations of the ADCM Companies other than the Permitted Liabilities. "Permitted Liabilities" shall mean only trade accounts payable, accrued payroll, accrued vacation, accrued payroll taxes, accrued sales taxes, accrued contributions required of any of the ADCM Companies under any Welfare Benefit Plan or Pension Benefit Plan (as defined in Section 2.18), and accrued operating expenses, the total of which at the Closing shall not in the aggregate exceed $5,000,000.

          (ii) Excluded Liabilities. "Excluded Liabilities" shall mean all liabilities of the ADCM Companies other than the Permitted Liabilities, including, without limitation, all interest bearing debt, mortgages, shareholder loans, shareholder redemption obligations, dividends payable, other capital debt or capital lease obligations, income taxes payable, any bonuses payable to the Class B nonvoting common shareholders of ADCM, any capital expenditure or other liability incurred outside the normal course of business or any similar obligation; provided, however, such liabilities shall only constitute Excluded Liabilities to the extent such liabilities are reflected in the final and complete Closing Financials and Computations or set forth on Exhibit 1.3. From and after the date of this Agreement, the Sellers shall give prior Notice (hereinafter defined) to Holdings before any of the ADCM Companies incurs any Excluded Liabilities. In the event any Excluded Liabilities exist at the Closing, then such amounts shall not constitute Damages (defined below); instead, the Purchase Price shall be reduced by the aggregate amount of such Excluded Liabilities on a dollar-for-dollar basis.
If the Purchase Price has already been paid when such Excluded Liabilities or obligations are discovered by Holdings, then Holdings may offset such Excluded Liabilities or obligations against the Reserve Amount. If the Reserve Amount has been paid to Sellers or has been retained by Holdings pursuant to Section 1.4(b), then the Sellers will immediately pay such Excluded Liabilities or repay Holdings for any expenditure incurred by Holdings in relation to such Excluded Liabilities.

          (b)     Calculations; Definitions.

          (i) Calculation of DFCS. "DFCS" shall mean debt free common shares and shall equal (x) the aggregate dollar amount of the ADCM Companies' Total Assets (hereinafter defined) less (y) the aggregate dollar amount of the Permitted Liabilities less (z) any Excluded Liabilities which the Sellers have not caused to be discharged pursuant to Section 1.3(a)(ii). The parties agree that the ADCM Companies' DFCS as of November 30, 1997 was $13,297,073, and the basis of that calculation is set forth on Exhibit 1.3(a). In the calculation of DFCS as of a particular date, the ADCM Companies will calculate DFCS consistent with the preparation of the DFCS Example set forth on Exhibit 1.3(a) and provide for all anticipated year-end expense adjustments for the year in which the Closing Date falls on a pro-rata basis, and based upon the respective fiscal year-end of each of the ADCM Companies.

          (ii) Definition of Total Assets. "Total Assets" shall mean the amount of all assets (net of reserves for bad debts, depreciation and similar "contra-asset" items) of the ADCM Companies.

          (iii) Definition of GAAP or Generally Accepted Accounting Principles. "GAAP" or "generally accepted accounting principles" shall mean such principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question. For purposes of this definition, the requirement that such principles be applied on a "consistent basis" shall mean that accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

          (iv) Definition of Laws. "Laws" shall mean, without limitation, all foreign, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law.

          1.4 Financial Requirements Regarding Purchased DFCS; Post Closing Adjustments.

          (a)     Financial Requirements.  Notwithstanding the terms of
Section 4.4, to the extent the DFCS of the ADCM Companies at the Closing Date is less than $13,297,000 ("Minimum DFCS"), which the Sellers and Holdings agree is the DFCS at the Financial Statement Date, the Purchase Price shall be reduced on a dollar for dollar basis in accordance with the provisions of
Section 1.4(b) below.

          (b) Post-Closing Adjustments. Within 30 business days of the Closing, Holdings shall cause the ADCM Companies to compile the balance sheet of the ADCM Companies as of the Closing Date (on a combined or consolidated basis as appropriate) (the "Closing Date Balance Sheet"), which shall be presented to Ernst & Young LLP ("E&Y"), for its review within 30 business days of the Closing Date. Holdings shall cause E&Y within 60 business days after

E&Y's receipt of the Closing Date Balance Sheet to deliver to the Sellers an audited balance sheet of the ADCM Companies (on a combined or consolidated basis as appropriate) as of the Closing Date, together with a determination of DFCS as of the Closing Date (the "Closing Date Financials and Computations"). If a majority of the Sellers have any objections to or otherwise dispute the Closing Date Financials and Computations including, without limitation, the determination of any Excluded Liabilities, they shall notify Holdings within 30 business days of their receipt of such Closing Date Financials and Computations, describing their objections and the basis therefor in reasonable detail. The failure of a majority of the Sellers to so notify Holdings within such 30 business day period, or notification by a majority of the Sellers that they have no objection to the Closing Date Financials and Computations shall constitute acceptance thereof, whereupon the Closing Date Financials and Computations shall be deemed complete and final. Alternatively, if Holdings accepts the proposed changes of a majority of the Sellers, the Closing Date Financials and Computations shall be deemed complete and final upon written acceptance by Holdings. If Holdings does not respond to the changes proposed by a majority of the Sellers within 30 business days following Holdings' receipt of such proposed changes, the same shall be deemed to have been accepted by Holdings, and the Closing Date Financials and Computations as so changed shall be deemed complete and final. The parties agree that the provisions of Section 12.7(b) hereof will apply in resolving any dispute regarding the Closing Financials and Computations. Immediately after the completion of the Closing Financials and Computations, and the review and acceptance of the same by a majority of the Sellers, or, if applicable, the resolution in accordance herewith of any dispute between the parties with respect to the Closing Financials and Computations, the parties agree that the Reserve Amount, or portions thereof, shall be retained by Holdings to the extent that the DFCS of the ADCM Companies on the Closing Date and as reflected in the final and complete Closing Date Financials and Computations is less than Minimum DFCS (the "Deficiency"). Within five (5) business days thereafter, Holdings shall pay to the Sellers the remaining Reserve Amount, if any, or all of the Reserve Amount, if appropriate. To the extent that the Deficiency at Closing exceeds the Reserve Amount, such Deficiency shall not constitute Damages (hereinafter defined in Article XI), but shall be immediately due and payable to Holdings by the Sellers. Any Deficiency will first be satisfied out of the Reserve Amount and then, if necessary, from the Escrow Amount in accordance with the terms of Section 6.10, and then, if necessary, such deficiency shall be immediately paid by the individual Sellers. The term "Reserve Amount" shall mean $1,000,000, which amount shall be retained by Holdings and disbursed pursuant to this Agreement.

          (c) Pro-Rata Adjustments. The Sellers and Holdings will provide for all year-end expense adjustments for all expenses on a pro-rata basis in accordance with GAAP prior to the preparation of the Closing Financials and Computations and disbursement of the Reserve Amount in accordance with Section 1.4(b) above.

          1.5 Allocations of the Purchase Price Among Sellers. The Purchase Price shall be paid and allocated among the Sellers as provided in the allocation set forth on Exhibit 1.5 hereto, including an aggregate allocation of $600,000 for the Noncompetition Agreements.

          1.6 Accounts and Notes Receivable. Sellers will deliver to Holdings a schedule of all accounts and notes receivable (and the face amounts thereof) which are outstanding on the Closing Date. All accounts and notes receivable listed on the schedule delivered at the Closing will constitute valid claims against third parties not affiliated with the ADCM Companies arising in the ordinary course of business of the ADCM Companies. The parties hereto agree that Holdings may assign to Sellers any accounts and notes receivable which are outstanding on the Closing Date and which are uncollected as of the date six months after the Closing Date, and concurrently with such assignment Sellers shall pay to Holdings, in cash, an amount equal to the aggregate value of such accounts and notes receivable to the extent the same exceeds the reserve for doubtful accounts on the Closing Date Balance Sheet. All amounts which are collected by Holdings or any of the ADCM Companies from an account or note debtor after the Closing Date shall be applied to reduce the outstanding balance on such account or with such note debtor for which such payment applies, as requested by such account or note debtor without the direction of Holdings or any of the ADCM Companies with respect to which portion of the outstanding balance the payment should be applied to reduce.

          1.7 Product Claims and Returns. Sellers shall be responsible for customer claims relating to services rendered by the ADCM Companies prior to the Closing Date, and customer claims relating to, or returns of, products of the ADCM Companies sold and shipped by the ADCM Companies prior to the Closing Date or in the finished goods inventory of the ADCM Companies as of the Closing Date to the extent that such claims and returns are in excess of the respective historical percentages for claims and returns set forth below. The historical percentage for claims and returns of motors which have not been incorporated into a finished product ("OE Returns") is .23%, such percentage being determined by dividing the number of OE Returns in a calendar year by the total number of motors sold by the ADCM Companies in that calendar year. The historical percentage for claims and returns of motors which have been incorporated into a finished product ("Warranty Returns") is .25%, which percentage is determined by dividing the number of Warranty Returns in a calendar year by the number of motors sold by the ADCM Companies in that calendar year. If a customer makes a claim or seeks a return and such claim or return is proper in the judgment of the then management of the appropriate ADCM Company which received the submitted claim or return, then the appropriate ADCM Company shall replace or repair, as the case may be, the services rendered or product purchased at the appropriate ADCM Company's then generally prevailing prices and labor rates. Such repairs or returns shall be for the account of Sellers who shall promptly reimburse Holdings for the amounts thereof in excess of reserves for such items included in the Closing Date Balance Sheet.


                                    ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SELLERS

     The Sellers hereby jointly and severally represent and warrant to Holdings, as follows:

          2.1. Incorporation, etc. Each of the ADCM Companies is a corporat ion duly incorporated, validly existing and in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Exhibit 2.1.1 lists each of the states where each ADCM Company is incorporated and is qualified as a foreign corporation. The conduct of its business and its ownership or use of property do not require any of the ADCM Companies to be qualified or licensed to do business as a foreign corporation in any state except those listed in Exhibit
2.1.1. Exhibit 2.1.2 contains complete and correct copies of each ADCM Company's (i) articles or certificate of incorporation; (ii) bylaws; (iii) good standing certificates from the secretary of state of (A) the state of incorporation of each ADCM Company (except for WMP, R&A, Sermed and

ADCM-Germany) and (B) each of the states listed on Exhibit 2.1.1. and (iv) certificates of authority for the states listed in Exhibit 2.1.1, each as amended to date. Each ADCM Company has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its business as now being conducted.

          2.2. Capital Stock, Options. The authorized capital stock of each ADCM Company and the shares of capital stock of each ADCM Company issued and outstanding, of all classes, and the respective holdings of each of Sellers, are as set forth in Exhibit 2.2. The Shares at Closing will represent all of the issued and outstanding capital stock of the ADCM Companies, the Shares are all listed on Exhibit 2.2, and at Closing, none of the ADCM Companies will have any treasury stock except as set forth on Exhibit
2.2. Except as set forth on Exhibit 2.2, all of the Shares are validly issued, fully paid and nonassessable and are owned by Sellers, free and clear of all encumbrances or claims. Except as set forth on Exhibit 2.2, there are no issued and outstanding options, warrants, rights, securities, contracts, commitments, understandings or arrangements by which any of the ADCM Companies is bound to issue any additional shares of its capital stock or options to purchase shares of its capital stock.

          2.3.     Subsidiaries and Affiliates.  Except as set forth on
Exhibit 2.3, none of the ADCM Companies has any subsidiaries, Affiliates or investments in any other entity or business operation. The term "Affiliates" includes each shareholder, director, officer and employee of the ADCM Companies, the family members of each Seller, and any director, officer or employee of the ADCM Companies, and any corporation, partnership or other entity in which any of the ADCM Companies, any Seller, any family member of a Seller or director or officer of any of the ADCM Companies has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws, if such person or entity has, or in the past had, a contractual relationship with or is transacting, or has in the past transacted, business with any of the ADCM Companies. All of the outstanding shares of all classes of capital stock of each subsidiary of any of the ADCM Companies owned by such ADCM Company are free of any liens, security interests, claims or encumbrances. The ADCM Companies have no Affiliates whose liabilities or obligations will be assumed by Holdings.

          2.4 Authorization, etc. The Sellers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Except for Werner Hermus, none of the Sellers is a resident of any state that has enacted community property statutes nor is any Seller subject to any community property statutes.

          2.5 No Violation. Except as set forth in Exhibit 2.5, none of the ADCM Companies is subject to or obligated under any article or certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by Sellers' execution, delivery and performance of this Agreement. Sellers will comply with all applicable Laws in connection with their execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          2.6 Governmental Authorities. Neither the Sellers nor any of the ADCM Companies are required to submit any notice, report or other filing with, and no consent, approval or authorization is required, by any governmental or regulatory authority in connection with their execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby other than those required under the HSR Act, as defined in
Section 4.14 below.

          2.7 Financial Statements. Exhibit 2.7(a) contains (a) ADCM's reviewed balance sheet as of December 31st for each of the years 1994 and 1995 and reviewed statements of income, statements of changes in stockholders' equity and statements of cash flows for the fiscal years then ended, each such statements being prepared by Piaker & Lyons; (b) ADCM's audited balance sheet as of December 31, 1996 and an audited statement of income, statement of changes in stockholders equity and statement of cash flows for the year then ended, each such statement being prepared by Piaker & Lyons; (c) EVPS's audited balance sheet as of November 30, 1996 and an audited statement of income, statement of changes in stockholders' equity and statement of cash flows for the year then ended, each such statement being prepared by Piaker & Lyons. All such balance sheets and the notes thereto are complete and accurate and fairly present the financial position of ADCM and EVPS as of the respective dates thereof, and such statements of income, statement of changes in stockholders' equity and statements of cash flows and the notes thereto fairly present the results of operations for the periods therein referred to, all in accordance with GAAP except as set forth in the audit report of Piaker & Lyons or on Exhibit 2.7(b). Exhibit 2.7(c) contains internal, management-prepared, unaudited balance sheets of ADCM, EVPS, DCM Holdings, EVC
(NY), EVC (CA), Sermed USA, Wessling Industries, WMP and Jencoil as of November 30, 1997 or December 31, 1997, as indicated, and statements of income, statements of changes in stockholders' equity and statements of cash flows for the relevant periods then ended for ADCM and EVPS, respectively.
All such balance sheets and the notes thereto are complete and accurate and fairly present the financial position of ADCM, EVPS, DCM Holdings, EVC (NY), EVC (CA), Sermed USA, Wessling Industries, WMP and Jencoil as of the date thereof, and such statements of income, statements of changes in stockholders' equity and statements of cash flows and the notes thereto fairly present the results of operations for the period therein referred to, all in accordance with GAAP except as set forth on Exhibit 2.7(b). Exhibit 2.7(d) contains internal, management-prepared, unaudited combined balance sheets and combined income statement presentations of the ADCM Companies, as of December 31, 1995, December 31, 1996, and December 31, 1997, and for the respective periods then ended and all such balance sheets and the notes thereto are complete and accurate and fairly present the financial position of the ADCM Companies as of the respective date thereof, and such statements of income fairly represent the results of operations for the respective period therein referred to, all in accordance with GAAP except as set forth on Exhibit 2.7(b). The Balance Sheets as of November 30, 1997 are referred to as the "Balance Sheets." November 30, 1997 is referred to as the "Financial Statement Date." Exhibit 2.7(e) contains an unaudited combined balance sheet presentation and combined income statement presentation of the ADCM Companies as of November 30, 1997 and for the respective periods then ended (the "Combined Financial Statements").

          2.8.     No Undisclosed Liabilities, Claims.  Except as set forth on
Exhibit 2.8 and except for (a) liabilities fully reflected or reserved against in the Balance Sheet; and (b) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with past practices after the Financial Statement Date, none of the ADCM Companies has any liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including any liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of the Company prior to the Closing.

          2.9. Absence of Certain Changes. Except as set forth on Exhibit 2.9, since the Financial Statement Date, there has not been (a) any adverse change in the business, prospects, financial condition, earnings or operations of the business of any of the ADCM Companies; (b) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the properties and business of any of the ADCM Companies; (c) any declaration, setting aside or payment of any dividend whether in cash, stock or property with respect to the capital stock of any of the ADCM Companies, or any redemption or other acquisition of such stock by any of the ADCM Companies; (d) any increase in the compensation payable or to become payable by any of the ADCM Companies to their directors, officers, key employees, Affiliates or any of the Sellers or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (e) any entry by any of the ADCM Companies into any commitment or transaction, including, without limitation, any borrowing or capital expenditure other than in accordance with the schedule of capital expenditures (Exhibit 2.25); (f) any change by any of the ADCM Companies in accounting methods, practices or principles; (g) any termination or waiver of any rights of value to the business of any of the ADCM Companies; (h) any other transaction or event other than in the ordinary course of the business of any of the ADCM Companies; (i) any transaction or conduct inconsistent with the past business practices of any of the ADCM Companies; (j) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; or (k) any agreement or understanding made or entered into to do any of the foregoing.

          2.10. Contracts. Exhibit 2.10 contains a schedule of, and copies of, all Contracts to which any of the ADCM Companies is a party. The term "Contracts" shall include, but shall not be limited to, all oral (which shall be summarized in Exhibit 2.10) and written contracts, agreements, agency agreements, loan agreements, mortgages, indentures, deeds of trust, guarantees, commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements (except there shall not be included agreements which do not exceed, in the case of any one agreement, an obligation of $10,000, and in the case of all related agreements, an aggregate obligation of $30,000). None of the ADCM Companies is in default or alleged to be in default under any Contract nor are Sellers aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default under any Contract. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms, and will remain in full force and effect after the Closing without any notice to or consent by any other party.

          2.11. True and Complete Copies. Copies of all agreements, contracts and documents delivered and to be delivered hereunder by Sellers or ADCM are and will be true and complete copies of such agreements, contracts and documents. All written summaries of oral agreements will be true and complete with respect to the disclosure of the substantive terms of such oral agreements.

          2.12. Title and Related Matters. Each of the ADCM Companies has good title to all of the properties and assets reflected in the Balance Sheet or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), including, without limitation, the specific assets referred to in paragraphs (a), (b) and (c) below, free and clear of all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, charges or encumbrances of any kind or character, except as reflected on the Balance Sheet or except as set forth in Exhibit 2.12. Each of the ADCM Companies owns or leases, directly or indirectly, all of the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of that ADCM Company as presently conducted.

          (a)     Real Property.

          (i) DCM Holdings has good title in fee simple to the land, including buildings and improvements thereon, shown on the Combined Financial Statements. All such land, buildings and improvements of DCM Holdings are owned free and clear of all encumbrances, restrictions and charges of every kind and character including, without limitation, any of the various types listed above, except as set forth on Exhibit 2.12.

          (ii) None of the ADCM Companies is a tenant under any lease(s) of real property used by any ADCM Company except as described on Exhibit
2.10. With respect to the leased real property described on Exhibit 2.10 and except as set forth on Exhibit 2.12: (A) all such leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (B) there have not been and there currently are not any defaults thereunder by any ADCM Company or, to the Sellers' best knowledge, by any other party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no adverse way be affected by the transactions contemplated by this Agreement or, if any would be so affected, Sellers shall use all necessary means at their disposal to cause an appropriate consent to such transactions to be delivered to Holdings prior to the Closing Date at no cost or other adverse consequences to the Company ((A) through (D) are hereinafter collectively referred to as "Lease Restrictions").

          (iii) Except as shown on Exhibit 2.12, each parcel of real property, building, structure and improvement owned, leased or otherwise utilized by the ADCM Companies (collectively the "Premises") conforms in all respects to all applicable Laws, including zoning regulations, none of which will, upon the sale of the Shares to Holdings, prohibit the use of such properties, buildings, structures or improvements, for the purposes for which they are now utilized. The Premises are of good quality construction throughout, are in good condition and working order, are adequate for the purposes for which they are currently being used, and, have no structural or other substantial deficiencies.

          (iv) The ADCM Companies do not currently have, and in the past has not had, any interest (as owner, tenant or otherwise) in any real property except as disclosed on Exhibit 2.12.

          (b) Personal Property. ADCM Companies have good title to all the personal property and assets, tangible or intangible, shown on the Combined Financial Statements except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with past practices since the Financial Statement Date. The personal property in the aggregate is in good condition and working order, and each individual item of personal property which would cost in excess of $5,000 to replace is in good condition and working order. None of such assets is subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) security interests, encumbrances, liens or charges of any kind or character, except as set forth in Exhibit 2.12. Except as set forth in Exhibit 2.12, there are no Lease Restrictions with respect to the personal property leased by any of the ADCM Companies.

          (c) Inventories. Except as set forth on Exhibit 2.12, in addition to subsection (b) of this Section, the inventories of the ADCM Companies included on the Combined Financial Statements, to be included on interim balance sheets provided pursuant to Section 4.8 and owned by the ADCM Companies on the Closing Date: (i) are valued with respect to each category of inventory at the lower of cost (on a FIFO basis) or market; and (ii) do not include any items which are below standard quality, damaged or spoiled, obsolete or of a quality or quantity not usable or salable in the normal course of the business of the ADCM Companies as currently conducted within normal inventory "turn" experience, the value of which has not been fully written down, or with respect to which adequate reserves have not been provided or with respect to which the costs can be recouped from the supplier. The ADCM Companies, as a whole, have the proper amount of inventories to conduct their business consistent with past practices. Except as set forth on
Exhibit 2.12, there has not been since the Financial Statement Date any provision for markdowns or shrinkage with respect to inventories other than in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Holdings.

          (d) No Disposition of Assets. There has not been since the Financial Statement Date any sale, lease or any other disposition or distribution by any of the ADCM Companies of any of their assets or properties and any other assets now or hereafter owned by them, except transactions, including shareholder distributions, in the ordinary and regular course of business consistent with past practices, or as otherwise consented to by Holdings.

          2.13. Litigation. Except as set forth in Exhibit 2.13, there is no suit, action, investigation or proceeding pending threatened in writing, or to the Sellers' best knowledge, otherwise threatened against any of the ADCM Companies or any of Sellers which, if adversely determined, would adversely affect the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of any of the ADCM Companies, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any of the ADCM Companies having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

          2.14 Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Law or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 2.14 and Section 6.5, the ADCM Companies shall be deemed to include any predecessor of any of the ADCM Companies or any person or entity from which any of the ADCM Companies incurs a liability for Taxes as a result of any transferee liability. Except as stated in Exhibit 2.14.1:

          (a) Each of the ADCM Companies has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of the applicable ADCM Company and adequate reserves have been established therefor; the charges, accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Section 2.7 and Section
4.8 are adequate; and there are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. Copies of all federal, state and foreign tax returns filed by the ADCM Companies for the past five (5) years, where applicable, have been previously provided to Holdings.

          (b) The ADCM Companies are not, and never have been, members of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes and none of the ADCM Companies is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

          (c) Each of the ADCM Companies has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

          (d) The federal income tax returns of the ADCM Affiliates and EVC (CA) have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through December 31, 1993; the federal income tax returns of ADCM have been examined by the IRS for all periods through December 31, 1995; the state income or franchise tax returns of the ADCM Companies have been examined by the relevant state agencies or such returns have been closed by the applicable statute of limitations for all periods through December 31, 1993; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against any ADCM Company by any federal, state, local or foreign taxing authority. Exhibit 2.14.1 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of the ADCM Companies (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against any of the ADCM Companies in connection with any existing audits or proceedings.

          (e) None of the ADCM Companies has executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by any of the ADCM Companies with respect to any Taxes is currently in force.

          (f) None of the ADCM Companies has entered into any closing or other agreement with any taxing authority which affects any taxable year of any of the ADCM Companies ending after the Closing Date, and none of the ADCM Companies is a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

          (g) None of the ADCM Companies has agreed with the IRS to, nor is required to, make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date, the IRS has not proposed to any of the ADCM Companies any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date, and none of the ADCM Companies has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

          (h) None of the ADCM Companies has consented to the application of Code Section 341(f).

          (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of any of the ADCM Companies that, individually or collectively, could give rise to the payment by any of the ADCM Companies of any amount that would not be deductible by reason of Code
Section 280G.

          (j) No asset of any of the ADCM Companies is tax exempt use property under Code Section 168(h), and no portion of the cost of any asset of any of the ADCM Companies has been financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103(a).

          (k) None of the assets of any of the ADCM Companies is property that any of the ADCM Companies is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code
Section 168(f)(8).

          (l) Except for Sermed and ADCM-Germany, none of the ADCM Companies has or has had a permanent establishment in any foreign country, engages in or has engaged in a trade or business in any foreign country, and none of the Sellers and none of the ADCM Companies is a foreign person within the meaning of Code Section 1445. Each of Sermed and ADCM-Germany is treated as a corporation for United States income tax purposes.

          (m) Neither Holdings nor any of the ADCM Companies will be liable for any federal, state, local, foreign and other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of the transfer of the Shares to Holdings and the transactions contemplated by this Agreement.

          (n) ADCM has duly elected to be treated as an S corporation pursuant to Code section 1362(a) and the laws of the State of New York effective September 1, 1994; DCM Holdings has duly elected to be treated as an S corporation pursuant to Code section 1362(a) and the laws of the State of New York effective March 3, 1993; Wessling has duly elected to be treated as an S corporation pursuant to Code section 1362(a) and the laws of the State of Texas effective March 19, 1993; WMP has duly elected to be treated as an S corporation pursuant to Code section 1362(a) and the laws of the State of Texas effective January 8, 1996; Jencoil has duly elected to be treated as an S corporation pursuant to Code section 1362(a) and the laws of the State of Texas effective March 19, 1993; and EVC (NY) has duly elected to be treated as an S corporation pursuant to Code section 1362(a) and the laws of the State of New York effective August 18, 1992. Such elections are currently in effect and no event has occurred (other than the transactions contemplated by this Agreement) that would terminate any such elections and no taxing authority has challenged the effectiveness of these elections. None of the other ADCM Companies has made an S election under the Code or for state law purposes.

          2.15. Government Contracts. No Contract or other aspect of the business of any of the ADCM Companies is subject to the Armed Services Procurement Regulations or other regulations of any governmental agency. None of the ADCM Companies has bid on or been awarded any "small business set aside contract", any other "set aside contract" or other order or contract requiring small business or other special status at any time during the last three years. None of the expected sales or orders of any of the ADCM Companies will be lost, and the ADCM Companies' customer relations will not be damaged, as a result of continuing the operations of an entity that does not qualify as a small business.

          2.16.     Compliance with Law.

          (a) None of the ADCM Companies has previously failed nor is any of the ADCM Companies currently failing to comply with any applicable Laws relating to their business or the operation of their respective assets where such failure or failures would individually or in the aggregate have an adverse effect on the financial condition, business, operations or prospects of the ADCM Companies taken as a whole. In particular and subject to the same limitations, but without limiting the generality of the foregoing, each of the ADCM Companies is in compliance with all applicable Laws relating to anti-competitive practices, price fixing, health and safety, environmental, employment and discrimination matters. There are no proceedings of record and no proceedings are pending or threatened in writing, nor has any of the ADCM Companies or any of the Sellers received any written notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

          (b) Exhibit 2.16 contains copies of all reports received by any of the ADCM Companies of inspections by representatives of any federal, state or local governmental entity or agency of the business and properties of any of the ADCM Companies from January 1, 1993 through the date hereof under OSHA and under all other applicable health and safety Laws. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing Date. None of the Sellers knows or has reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of the ADCM Companies.

          2.17. Absence of Certain Business Practices. None of the Sellers, any person or entity related to or affiliated with any of the Sellers, any officer, employee or agent of the ADCM Companies or any of the Sellers, any other person or entity acting on behalf of or associated with the ADCM Companies or any of the Sellers, nor any other entity directly or indirectly owned or controlled by any of the Sellers or the ADCM Companies, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom any of the ADCM Companies has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of any of the ADCM Companies (or assist any of the ADCM Companies in connection with any actual or proposed transaction) which (i) might subject any of the ADCM Companies to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of any of the ADCM Companies as reflected in the Combined Financial Statements; or (iii), if not continued in the future, would have an adverse effect on the assets, business, operations or prospects of any of the ADCM Companies or which would subject any of the ADCM Companies to suit or penalty in any private or governmental litigation or proceeding.

          2.18.     ERISA and Related Employee Benefit Matters.

          (a) Welfare Benefit Plans. None of the ADCM Companies contributes or is required to contribute to any multi-employer plan. Exhibit
2.18.1 lists each and every "employee welfare benefit plan" (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by the ADCM Companies or to which any ADCM Company contributes or is required to contribute ("Welfare Benefit Plan") and sets forth as of the most recent valuation date (i) the amount of any liability of any ADCM Company for payments due with respect to any Welfare Benefit Plan, and (ii) the amount of any payment made and to be made, stated separately, by any ADCM Company with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur. No Welfare Benefit Plan provides benefits to any former employees or retirees of any of the ADCM Companies, except to the extent required under Section 4980B of the Code and Title 1,
Part 6 of ERISA.  No Welfare Benefit Plan is subject to the provisions of
Section 505 of the Code.

          (b) Pension Benefit Plans. Exhibit 2.18.2 lists each and every "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by the ADCM Companies or to which the ADCM Companies contribute or are required to contribute including any multi-employer plan ("Pension Benefit Plan"). With respect to each Pension Benefit Plan, Exhibit 2.18.2 sets forth as of the valuation date (i) the amount of any liability of each of the ADCM Companies for any contributions due with respect to such Pension Benefit Plan and (ii) the amount of any contribution paid and to be paid, stated separately, by each of the ADCM Companies with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur. No Pension Benefit Plan: (i) is subject to Title IV of ERISA, (ii) is a "multiemployer plan" within the meaning of Section 3(37) of ERISA; or (iii) is subject to Title 1, Part 3 of ERISA regarding "funding."

          (c) Compliance with Applicable Law. Each of the Pension Benefit Plans, Welfare Benefit Plans, any related trust agreements, insurance contracts, annuity contracts, and other funding instruments, are in compliance with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. Each of the ADCM Companies has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans and no facts exist that could give rise to any actions, suits, or claims (other than routine claims for benefits) against such plans or the assets of such plans. Each Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service. No event has occurred that will or would result in the disqualification of any Pension Benefit Plan under Code Section 401(a). No event has occurred that will subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Section 511 of the Code.

          (d) Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code.

          (e) Other Employee Benefit Plans and Agreements. Exhibit 2.18.3 lists each fringe benefit, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement, employment agreement not terminable on 30 days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on the Exhibits to this Section that is maintained by the ADCM Companies or to which the ADCM Companies contribute or are required to contribute. Exhibit 2.18.3 also contains a complete list of all employees of the ADCM Companies and the amount of vacation pay currently accrued to each such employee. The execution and performance of this Agreement will not result in any payment (whether severance pay or otherwise) becoming due or accelerate the time of payment or vesting, or increase the amount, of any benefit payable or compensation due to any employee, officer, director, shareholder or contractor of any ADCM Company under any Welfare Benefit Plan or Pension Benefit Plan. There is no Welfare Benefit Plan, Pension Benefit Plan, contract or arrangement covering any employee of any ADCM Company which could give rise to the payment of any amount which would constitute an "excess parachute payment" as defined in
Section 280G of the Code.

          (f) Copies of Plans. Exhibit 2.18.4 includes true and complete copies of: each Welfare Benefit Plan, related trust agreements, insurance contracts and other funding arrangements; each Pension Benefit Plan, related trust agreements, annuity contracts and other funding instruments; each plan, agreement, arrangement, and commitment referred to in subsection (e) of this Section; favorable determination letters; annual reports (Form 5500 series) required to be filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan, and fringe benefit plan for the three most recent plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; and current summary plan descriptions.

          (g) Continuing Coverage Requirements. All group health plans of the Company (including any plans of affiliates of the Company that must be taken into account under Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code and Title I, Part 6 of ERISA.

          (h) Valid Obligations. All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in subsection (e) of this Section are legal, valid and binding and in full force and effect, and there are no defaults thereunder. Except as specified in
Exhibit 2.18.5, none of the rights of the ADCM Companies thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the ADCM Companies thereunder will be enforceable by Holdings at and after the Closing without the consent or agreement of any other party other than consents and agreements specifically listed in Exhibit 2.18.5.

          2.19. Intellectual Property. Each ADCM Company has good title to, and Exhibit 2.19 contains a detailed listing of, each copyright, trademark, trade name, service mark, trade dress, patent, franchise, trade secret, product designation, formula, process, know-how, right of publicity, design and other similar rights (collectively "Intellectual Property Rights") used in, or necessary for, the operation of its business as currently conducted. Except as otherwise set forth on Exhibit 2.19, all of said Intellectual Property Rights are free and clear of all royalty obligations, security interests, liens and encumbrances. Except as set forth on Exhibit 2.19, each ADCM Company has the exclusive right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted. The Sellers have taken all action reasonably necessary to protect against and defend against, and have no knowledge of, any conflicting use of any such Intellectual Property Rights. None of the ADCM Companies has or utilizes any Intellectual Property Rights except those which are set forth in Exhibit 2.19. Except as set forth in Exhibit 2.19, none of the ADCM Companies is a party in any capacity to any franchise, license, royalty or other agreement respecting or restricting any Intellectual Property Rights, and the Intellectual Property Rights used by the ADCM Companies in the conduct of their businesses do not conflict with the Intellectual Property Rights of any third party. No product currently made, sold or distributed by any of the ADCM Companies or service provided by any of the ADCM Companies violates any license or infringes any Intellectual Property Rights of any third party, and there are no pending claims or demands by any third party to the contrary.

          2.20. Warranties. Except as set forth in Exhibit 2.20, there are no claims existing or, to Sellers' best knowledge, threatened under or pursuant to any warranty, whether expressed or implied, on products or services sold by the ADCM Companies, and the Balance Sheet reserves, if any, for anticipated claims are adequate to cover any such claims. Exhibit 2.20 includes a copy of the form of all written warranties furnished by the ADCM Companies to purchasers of any product since January 1, 1997.

          2.21. Labor Relations. Except as set forth in Exhibit 2.21, there have been no strikes, work stoppages or, any demands for collective bargaining by any union or labor organization since January 1, 1994, there is no collective bargaining relationship between any of the ADCM Companies and any union, there is no dispute or controversy with any union or labor organization with respect to any of the ADCM Companies' employees, and there are no arbitration proceedings pending or, to the Sellers' best knowledge, threatened involving a dispute or controversy. Except as set forth in Exhibits

2.21 or 2.18, there have been no claims asserted against any of the ADCM Companies under or pursuant to the Fair Labor Standards Act, the Family and Medical Leave Act of 1994, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Employment Opportunities Act, the Occupational Safety and Health Act, the Employee Retirement Security Act of 1974, or any similar Laws, each as amended to date, relating to employer/employee rights and obligations. Except as disclosed in Exhibit 2.21 and since January 1, 1994, not more than 50 non-officer employees of any ADCM Company (per year), and no officers of any ADCM Company have resigned, advised the Sellers of an intention to resign from such employment or refused to continue employment with any ADCM Company. Exhibit 2.21 lists each former employee and/or officer of the ADCM Companies whose annual compensation exceeded $50,000 and whose employment by any ADCM Company has ceased for any reasons since January 1, 1994. Set forth opposite the name of each such employee and/or officer are: the positions held; the beginning and ending employment dates; and the reason (if known) for the cessation of employment.

          2.22. Insurance. Exhibit 2.22 includes summaries of all existing insurance policies of the ADCM Companies and on or prior to the Closing, the Sellers shall deliver to Holdings updated summaries of the then existing insurance policies of the ADCM Companies, including the premiums therefor and the coverage of each policy. Such policies and the amount of coverage and the risks insured are, in the aggregate, sufficient to insure the ADCM Companies against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated, and will remain in full force and effect after the Closing.

          2.23. Products Liability. There exist no claims against any of the ADCM Companies for injury to person or property of their employees or any third parties suffered as a result of the sale of any product or performance of any service by any of the ADCM Companies, including, but not limited to, claims arising out of the defective or unsafe nature of their products or services. The ADCM Companies have the insurance coverage for potential products liability claims against it in the amounts set forth on Exhibit 2.23, which coverages are in the aggregate, sufficient to insure the ADCM Companies against such claims to the extent good business practice demands such coverage or to the extent normally insured against by other industry members similarly situated. The products liability and personal injury insurance maintained by the ADCM Companies has been on an "occurrence" basis during the six (6) year period prior to the Closing Date.

          2.24.     Environmental.

          (a)     For purposes of this Section:

          (1) "Hazardous Materials" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is currently regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is: (i) defined as a "pollutant" pursuant to 33 U.S.C. ' 1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. ' 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. ' 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. ' 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. ' 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

          (2) "Environmental Laws and Regulations" means all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. '' 7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. '' 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. '' 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. '' 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. '' 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. '' 6901 et seq.;
(vii) the Toxic Substances Control Act, 15 U.S.C. '' 2601 et seq.; (viii) Laws relating in whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

          (3) "Material" for the purposes of this Section 2.24 shall mean any claim, circumstance or state of facts which results in or would reasonably be expected to result in Damages (as defined in Section 11.1) or the expenditure or commitment of $7,500 or more.

Except as disclosed in Exhibit 2.24:

          (b) The operations and activities of the ADCM Companies currently comply, and to the Sellers' best knowledge have in the past complied, in all material respects, with all Environmental Laws and Regulations.

          (c) Each of the ADCM Companies has obtained and is and has been in material compliance with all requirements, permits, licenses and other authorizations which are required with respect to the Company's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Exhibit 2.24 lists each such permit, license or other authorization.

          (d) There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the Sellers' best knowledge, threatened against any of the ADCM Companies relating in any way to any Environmental Laws and Regulations.

          (e) None of the ADCM Companies has caused, experienced or been advised of any past or present events, conditions, circumstances, plans or other matters relating to the operations of any of the ADCM Companies which:
(i) are not in material compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by any of the ADCM Companies at any time; (iii) arise from inventory of or waste from Hazardous Materials; or (iv) arise from or are related to any off-site or on-site disposal, release or threatened release of Hazardous Materials.

          (f) No asbestos or polychlorinated biphenyls are on any real property or in any building now owned, operated, leased or utilized by any of the ADCM Companies, or, to the Sellers' best knowledge, previously owned, operated, leased or utilized by any of the ADCM Companies.

          (g) None of the ADCM Companies has received any notice or indication from any governmental agency or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by, resulting from or related to any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. The Sellers are not aware of any facts which might give rise to such notices.

          (h) No underground tanks and related piping of any type exist or have existed on any real property now or, to the Sellers' best knowledge, previously owned, operated, leased or utilized by any of the ADCM Companies.

          (i) Exhibit 2.24 contains complete copies of all environmental investigations, assessments, audits, studies, tests and related materials in possession of the ADCM Companies or its agents, which relate to the current or prior operations of the ADCM Companies or any real property now owned, operated, leased or utilized by the ADCM Companies.

          2.25. Capital Expenditures. The ADCM Companies have outstanding commitments for capital expenditures as set forth in Exhibit 2.25, which includes a schedule of substantially all monies disbursed on account of capital expenditures made by any of the ADCM Companies between the Financial Statement Date and the date hereof. After the date hereof, no capital expenditures or commitments in excess of $5,000 in the aggregate will be made by any of the ADCM Companies, except as set forth in Exhibit 2.25 or with Holdings' prior written consent.

          2.26. Suppliers. Except as set forth on Exhibit 2.9, no suppliers of goods or services to the ADCM Companies that has made sales or provided services representing, individually or in the aggregate, more than $5,000 in payments or commitments by ADCM Companies within the last 12 months has (i) ceased, or indicated any intention to cease, doing business with any of the ADCM Companies, or (ii) changed or indicated any intention to change any terms or conditions for future supply or sale of products or services from the terms or conditions that existed with respect to the supply or sale of such products or services during the 12 month period ending on the date hereof.

          2.27. Dealings with Affiliates. Exhibit 2.27 sets forth a complete list (including the parties) and copies (or a detailed summary in the case of an oral agreement) of all oral or written contracts, arrangements or other agreements to which any ADCM Company or any Affiliate is, will be or has been a party at any time from January 1, 1994 to the Closing Date, and to which any other Affiliate or any ADCM Company was or is also a party.

          2.28. Business Generally. Since the Balance Sheet Date, except as set forth on Exhibit 2.28, there have been no events, transactions or information which have come to the attention of the Sellers (other than matters in the public domain) which could be expected to have an adverse effect on the business and operations of ADCM Companies taken as a whole, and none of the ADCM Companies is a party to any agreement, contract or covenant limiting any of the ADCM Companies from competing in any line of business or with any person or other entity in any geographic area.

          2.29. Bank Accounts. Exhibit 2.29 is a list of all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by each of the ADCM Companies and the names of the persons having access thereto.

          2.30. Compensation. Exhibit 2.30 lists the current job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each of the Sellers and for each officer, director, employee or consultant of each of the ADCM Companies who received annual remuneration in excess of $50,000 from the respective company that employed such individual during the 1997 fiscal year or who is expected to receive annual remuneration in excess of such amount during the fiscal years or who is expected to receive annual remuneration in excess of such amount during the current fiscal year. Except as disclosed on Exhibit 2.30, none of the ADCM Companies has, since the Financial Statement Date, nor will prior to the Closing Date, increase or commit to increase the base compensation, commission, bonus or the rate (or any other component) of total compensation payable or to become payable by such company to any employee (including any director or officer), whether such person is listed on Exhibit 2.30 or not, and no extraordinary compensation or bonus will be paid by any of the ADCM Companies.

          2.31. Disclosure. No representation or warranty made by the Sellers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to Holdings, by or on behalf of the Sellers in connection with any of the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Holdings hereby represents and warrants to the Sellers, as follows:

          3.1. Corporate Organization, etc. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2. Capitalization. As of the date of this Agreement, Holdings has authorized capital stock consisting of 10,000 shares of Common Stock, par value $1.00 per share.

          3.3. Authorization, etc. Holdings has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Holdings has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part is necessary to authorize this Agreement and the transactions contemplated hereby.

          3.4. No Violation. Holdings is not subject to or obligated under any certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement. Holdings will comply with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          3.5. Governmental Authorities. Holdings is not required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with their execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than those required under the HSR Act, pursuant to Section 5.3 below.

          3.6. Financing. Through access to the cash and financing available to Motors and Gears, Inc., Holdings has sufficient funds available to satisfy, among other things, the obligation to pay (a) the initial cash portion of the Purchase Price and the other components of the Purchase Price; and (b) all expenses incurred by Holdings in connection with the transaction contemplated hereby. Holdings has furnished to Sellers a reliance letter, dated the date hereof, of Motors and Gears, Inc., substantially in the form of
Exhibit 3.6 (the "Reliance Letter").


                                   ARTICLE IV

                            COVENANTS OF THE SELLERS

          Except as otherwise consented to or approved by Holdings in writing, until the Closing, the Sellers jointly and severally covenant and agree (and will cause the ADCM Companies to act or refrain from acting where required hereinafter) as follows:

          4.1. Ordinary Course of Business. Each of the ADCM Companies will operate its business in the ordinary course, diligently and in good faith, consistent with past management practices; will maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; will maintain (except for expiration due to lapse of time) all leases and contracts described herein in effect without change except as expressly provided herein; will comply with the provisions of all Laws applicable to the conduct of its business; will not engage in any significant or unusual transaction; will not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $5,000 other than in connection with returns for credit or replacement in the ordinary course of business; will maintain insurance coverage up to the Closing Date in aggregate amounts sufficient to insure the ADCM Companies against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated.

          4.2. Amendments. No change or amendment shall be made in the articles or certificate of incorporation or bylaws of any of the ADCM Companies. None of the ADCM Companies will merge into or consolidate with any other corporation or person, or change the character of its business.

          4.3. Capital Changes. None of the ADCM Companies will (i) issue or sell any shares of their capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of their capital stock of any class or (ii) except as set forth on Exhibit 4.3, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

          4.4. Dividends, Bonuses. None of the ADCM Companies will declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, other than S Corporation distributions consistent with and for purposes similar to such distributions declared and paid in the past and which will not cause the ADCM Companies to have less than $12,297,000 in DFCS on the Closing Date. Except for the payment of bonuses already authorized, the ADCM Companies will not pay, set aside, accrue, agree to or become liable in any manner for any bonus, of any nature or type, to Sellers or to any employee or officer of any of the ADCM Companies and which will not cause the ADCM Companies to have less than $12,297,000 in DFCS on the Closing Date.

          4.5. Capital and Other Expenditures. The ADCM Companies will not make any capital expenditures, or commitments with respect thereto, except as set forth in Exhibit 2.25, or any such expenditures or commitment which would cause the ADCM Companies to have less than $13,297,000 in DFCS on the Closing Date. The ADCM Companies will not prepay any debt or obligation (except for prepaying trade accounts payable in the normal course of business to take advantage of cash discounts).

          4.6. Borrowing. The ADCM Companies will not incur, assume or guarantee any indebtedness or capital leases. None of the ADCM Companies will not create or permit to become effective any mortgage, pledge, lien, encumbrance or charge of any kind upon its assets other than in the ordinary course of business.

          4.7. Other Commitments. Except in the ordinary course of business consistent with past practices and except for existing commitments, none of the ADCM Companies will enter into any transaction, make any commitment or incur any obligation without the prior written consent of Holdings.

          4.8. Interim Financial Information. ADCM and EVPS will supply Holdings with unaudited monthly financial statements of ADCM and EVPS and with an unaudited Balance Sheet and statement of income before officers' salaries and other items for the ADCM Companies (the "Combined Statements") within 15 business days of the end of each month ending between the Financial Statement Date and the Closing Date certified by the respective President of the ADCM Companies as having been prepared in accordance with procedures historically employed by ADCM and EVPS in preparing prior monthly financial statements and prior Combined Statements. All such financial statements shall be accompanied by a certificate of each President of each of the ADCM Companies certifying that, except for the variations set forth in such Certificate, such financial statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the unaudited financial statements for the preceding months and such unaudited statements include all adjustments (all of which were normal recurring adjustments) necessary to fairly present the financial position, results of operations and changes in financial position at and for such period.

          4.9.     Full Access and Disclosure.

          (a) Subject to an ongoing obligation of confidentiality by Holdings and its agents, the ADCM Companies shall afford to Holdings and its counsel, accountants and other authorized representatives, on reasonable notice to the appropriate ADCM Company, access during business hours to the plants, properties, books and records of the ADCM Company in order that Holdings may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the ADCM Companies and the ADCM Companies will cause their officers and employees to furnish such additional financial and operating data and other information as Holdings shall from time to time reasonably request.

          (b) From time to time prior to the Closing Date, the ADCM Companies will promptly supplement or amend in writing information previously delivered to Holdings with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed.

          4.10. Consents. Each of the ADCM Companies will use all necessary means at its disposal to obtain on or prior to the Closing Date all consents necessary to the consummation of the transactions contemplated hereby.

          4.11. Breach of Agreement. Neither Sellers nor any of the ADCM Companies will take any action which, if taken prior to the Closing Date, would constitute a breach of this Agreement.

          4.12. Further Assurances. The ADCM Companies, Sellers and the counsel for the ADCM Companies will furnish Holdings with such other and further documents, certificates, opinions, consents and information as either Holdings shall reasonably request to enable Holdings to borrow funds from a bank or other lending entity or individual(s) to fund Holdings' purchase of the Shares and to evidence compliance with the terms and conditions of any credit agreement to be entered into between Holdings and a bank and/or other lending entities or individuals.

          4.13. Fulfillment of Conditions. Sellers and the ADCM Companies will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith, to satisfy each condition to the obligations of Holdings contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

          4.14. HSR Filing. Sellers and the ADCM Companies will (a) take promptly all actions necessary to make the filings required of Sellers or their affiliates under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and the rules and regulations promulgated thereunder (the "HSR Act"), (b) comply at the earliest practicable date with any request for additional information received by the ADCM Companies, Sellers or their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Holdings in connection with Holdings' filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by the Federal Trade Commission, the Antitrust Division of the Department of Justice or any state attorney general.

          4.15. Mix and Composition of Assets. Sellers will cause the ADCM Companies to take all actions necessary to ensure that the mix and composition of both assets and liabilities of the ADCM Companies, taken as a whole, at the Closing are substantially similar to the mix and composition of the assets and liabilities of the ADCM Companies, taken as a whole, as reflected in the Balance Sheet, adjusted for events occurring in the ordinary course of business subsequent to the date of the Balance Sheet. In particular, there will be no undisclosed or contingent liabilities, other than those previously disclosed to Holdings in the Exhibits to this Agreement, including, without limitation, those liabilities relating to taxes, pension obligations, litigation, environmental contamination or deferred capital expenditures and maintenance.

          4.16 WARN Act. The Sellers agree not to cause or allow any of the ADCM Companies to lay off any of their employees in violation of the WARN Act (as defined in Section 5.7) on or prior to the Closing. Any obligations imposed upon Holdings or any of the ADCM Companies relating to pre-Closing violations by any of the ADCM Companies of the WARN Act, or any state law regarding plant closing, mass layoff, or notification obligations, shall be the responsibility of the Sellers, and the Sellers agree to indemnify Holdings and hold Holdings harmless from all potential liability under such laws.


                                   ARTICLE V

                              COVENANTS OF HOLDINGS

          Holdings hereby covenants and agrees with the Sellers that:

          5.1. Confidentiality. Holdings will hold in strict confidence and not disclose to any other party (other than its counsel and other professional advisors), without all of the Sellers' prior consent, all information received by Holdings from or about any of Sellers or the ADCM Companies, any of their officers, directors, employees, agents, counsel or auditors in connection with the transactions contemplated hereby, except as may be required by applicable law or as otherwise contemplated herein.

          5.2. Books and Records. Holdings shall preserve and keep the books and records of the ADCM Companies delivered hereunder for a period of six years from the date hereof and shall, during such period, make such books and records available to former officers and directors of the ADCM Companies for any reasonable purpose.

          5.3. HSR Filing. Holdings will (a) take promptly all actions necessary to make the filings required of Holdings, under Section 7A of the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Holdings or its affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Sellers in connection with Sellers' filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by the Federal Trade Commission, the Antitrust Division of the Department of Justice or any state attorney general.

          5.4. Consents. Holdings will use all necessary means at its disposal to obtain on or prior to the Closing Date all consents necessary to the consummation of the transactions contemplated hereby.

          5.5. Breach of Agreement. Holdings will not take any action which, if taken prior to the Closing Date, would constitute a breach of this Agreement.

          5.6. Further Assurances. Holdings and the counsel for Holdings will furnish ADCM and the Sellers with such other and further documents, certificates, opinions, consents and information as either ADCM or the Sellers shall reasonably request to enable the Sellers and any of the ADCM Companies to obtain any consents or approvals required as a condition precedent to the Seller's consummation of the transactions contemplated hereby.

          5.7 WARN Act. Holdings agrees not to cause any of the ADCM Companies to lay off any of their employees in violation of the Worker Adjustment and Retraining Notification Act (the "WARN Act"). Any obligations imposed upon the Sellers relating to post-Closing violations by any of the ADCM Companies of the WARN Act, or any state law regarding plant closing, mass lay off, or notification obligations based upon layoffs or plant closings occurring as of or subsequent to the Closing Date, shall be the responsibility of Holdings, and Holdings agrees to indemnify the Sellers and hold the Sellers harmless from all potential liability under such laws.


                                 ARTICLE VI

                              OTHER AGREEMENTS

          Holdings and the Sellers covenant and agree that:

          6.1. Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified in Section 7.5 or Section
8.2 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

          6.2. Consultants, Brokers and Finders. The Sellers, on the one hand and Holdings on the other hand, each represent and warrant to the other that they have not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement, except for W.E. Meyers retained by Holdings. The Sellers, on the one hand, and Holdings on the other hand, each hereby agree to indemnify, defend and hold the other party and its officers, directors, employees and affiliates, harmless from and against any and all claims, liabilities or expenses for any brokerage fees, commissions or finders fees due to any consultant, broker or finder retained by the indemnifying party.

          6.3. Summary of Key Employment Terms. At the Closing, Holdings will cause ADCM to enter into a Summary of Key Employment Terms with each of the Sellers, each such Summary of Key Employment Terms to contain provisions consistent with those set forth in the forms set forth respectively in Exhibits 6.3 (a), (b), (c) and (d).

          6.4. Noncompetition Agreement. At the Closing, Holdings and each of the Sellers will enter into a Noncompetition Agreement in the form set forth in Exhibit 6.4 (collectively, the "Noncompetition Agreements").

          6.5.     Taxes.

          (a) Except for Taxes that directly result from any Section 338(h)(10) Election provided for in Section 6.9, the Sellers shall be liable and indemnify Holdings and the ADCM Companies for all Taxes of the ADCM Companies to the extent such Taxes are not adequately provided for as current Taxes on the Closing Balance Sheet (i) for taxable periods ending on or before the Closing Date and (ii) for any period not ending on or before the Closing Date, for the portion of any Taxes attributable to the period ending on the Closing Date.

          (b) All Taxes attributable to the operations of the ADCM Companies for periods after the Closing Date shall be borne by the appropriate ADCM Company. For any period that includes but does not end on the Closing Date, (i) liability for any Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or resulting from a transfer of assets shall be allocated between the Sellers and the appropriate ADCM Company based on the date on which such items accrued; and (ii) liability for all other Taxes shall be allocated between the Sellers and the appropriate ADCM Company pro rata based on the number of days in the taxable period for which each party is liable for Taxes hereunder. With respect to the Subchapter S Corporation tax year of each applicable ADCM Company that ends on the Closing Date, the tax liability of the Sellers for items described in Code Section 1366(a) shall be determined as provided in Code Section 1362(e)(3) and an appropriate election shall be made thereunder. The Sellers agree that the Sellers will not permit the Subchapter S Corporation status of any of the ADCM Companies to terminate prior to the Closing Date.

          (c) The Sellers shall cause each ADCM Company to prepare and file all tax returns and reports of such ADCM Company due on or prior to the Closing Date, which returns and reports shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and reports and in a manner consistent with prior practice with respect to the treatment of specific items on the returns or reports; provided, however, that if the treatment of any item on any such return or report has not been provided by prior practice, the Sellers shall cause the applicable ADCM Company to report such items in a manner that would result in the least amount of Tax liability to the applicable ADCM Company. Holdings shall cause each ADCM Company to prepare and file all tax returns and reports of such ADCM Company due after the Closing Date, which returns and reports, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, and for the purpose of determining the Sellers' liability for taxes, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and in a manner consistent with prior practice with respect to the treatment of specific items on the returns and reports, unless such treatment does not have sufficient legal support to avoid the imposition of penalties. In the event the Sellers are liable under Section 6.5(a) hereof for Taxes due in connection with the returns described in the preceding sentence, the Sellers shall pay the amount of such liability to the appropriate ADCM Company within five (5) business days of a request therefor or at least three (3) business days prior to the filing of such returns, whichever is later.

          (d) Holdings, each ADCM Company and the Sellers shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Holdings, each

ADCM Company and the Sellers will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

          (e) If in connection with any examination, investigation, audit or other proceeding in respect of any tax return covering under which the Sellers may have an indemnification obligation under Section 6.5(a), any governmental body or authority issues to any of the ADCM Companies a written audit notice, notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such return, Holdings or the appropriate ADCM Company shall notify the Sellers of its receipt of such communication from the governmental body or authority as soon as possible but not more than thirty (30) business days after receiving such audit notice, notice of deficiency, reassessment, adjustment or assertion of claim or demand. No failure or delay of Holdings or the Company in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of the Sellers pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Sellers' ability to defend against any liability or claim for Taxes that the Sellers are obligated to pay hereunder. Except as provided below, the Sellers shall, at his, her or its expense, have the nonexclusive right to participate in the negotiation or contest of any such audit, assessment, proposal, claim, reassessment, demand or other proceedings in connection with any tax return covering taxable periods of the Company ending on or before the Closing Date. Holdings and the Company will not be obligated to settle or resolve any issue related to Taxes for such a period, which, if so settled or resolved, could have an effect on the Company or Holdings for periods after the Closing Date, unless the Sellers agree in writing with Holdings and the Company, in terms reasonably satisfactory to Holdings and the Company, to indemnify Holdings and the Company from any cost, damage, loss or expense relating to such settlement or resolution. Notwithstanding anything in this Agreement to the contrary, if any examination, investigation, audit or other proceeding relates to a tax return for a period that begins before and ends after the Closing Date, Holdings and the appropriate ADCM Company shall solely participate in, control and resolve such examination, investigation, audit or other proceeding, provided that Holdings shall communicate with the Sellers regarding the status of such examination, investigation, audit or proceeding.

          (f) If there is an adjustment to any return or report of Taxes for any ADCM Company which creates a deficiency in any Taxes for which the Sellers are liable under the provisions of Section 6.5(b) hereof, the Sellers shall pay to Holdings the amount of such deficiency in Taxes. No liability of the Sellers under this Section 6.5(f) shall be payable until the occurrence of any action by any Tax authority that is final or, if not final, is acquiesced in by the Sellers during the course of any audit or any proceeding relating to Taxes. All payments required to be made by the Sellers pursuant to this
Section 6.5(f) shall be made within ten (10) business days of the occurrence of the event described in the immediately preceding sentence.

          (g) All federal, state, local, foreign and other transfer, sales, use or similar Taxes applicable to, imposed upon or arising out of the transfer of the Shares shall be paid by the Sellers.

          (h) The provisions of this Section 6.5 shall not be governed by the limitations contained in Section 11.1 and to the extent of any inconsistency between this Section 6.5 and Article XI, the provisions of this
Section 6.5 shall control.

          6.6. Spousal Consent. On or prior to the Closing, the Sellers shall cause Ms. Linda Hermus to execute and deliver the Spousal Consent in the form set forth in Exhibit 6.6 (the "Spousal Consent").

          6.7. Releases. At the Closing, each of the Sellers shall have executed and delivered to Holdings a Release in the form set forth in Exhibit
6.7 (the "Releases").

          6.8. Contingent Purchase Price Plan. At the Closing, Holdings and each of the Sellers shall execute the form of Contingent Purchase Price Plan in the form set forth in Exhibit 1.2.

          6.9     Section 338 Elections.

          (a) At the request of Holdings, each of the Sellers agrees to join, in an appropriate and timely manner, with Holdings in making elections under Section 338(h)(10) of the Code (and to the extent necessary to allow for an election under Section 338(h)(10) of the Code, an election under Section 338(g) of the Code) and any corresponding election under foreign, state, or local law (the "Section 338(h)(10) Elections") with respect to Holdings' acquisition of the shares of ADCM, DCM Holdings, Wessling, WMP, Jencoil, and/or EVC (NY) (collectively referred to as the "ADCM S Corporations").

          (b) If Holdings requests that a Section 338(h)(10) election be made with respect to any or all of the ADCM S Corporations, each of the Sellers agree to cooperate with Holdings to take all actions necessary or appropriate to effect and preserve timely Section 338(h)(10) Elections with respect to such ADCM S Corporation(s), including, but not limited to, participating in the filing of IRS Form 8023 and any related or comparable forms for state, local, or foreign law purposes (the "Section 338(h)(10) Forms") for each acquisition that Holdings elects to make a Section 338(h)(10) Election. If a Section 338(h)(10) Election is made with respect to any ADCM S Corporation, Holdings shall be responsible for preparing and filing all
Section 338(h)(10) Forms with respect to each applicable acquisition and for allocating the Modified Aggregate Deemed Sales Price (as defined in Treasury Regulation Section 1.338(h)(10)-1(f)) for each application acquisition among the assets of the applicable ADCM S Corporation.

          (c) If a Section 338(h)(10) Election is made for any ADCM S Corporation, each of the Sellers and Holdings agrees to report, or caused to be reported, and take no position that is inconsistent with the Section 338(h)(10) Elections or the allocation of the Modified Aggregate Deemed Sales Price.

          (d) The intent of this Section 6.9(d) is that the Sellers will be in the same position with respect to Taxes as they would have been had no
Section 338(h)(10) Election been made with respect to the acquisition of the shares of any ADCM S Corporation owned. For each Section 338(h)(10) Election that is made with respect to Holdings' acquisition of the ADCM S Corporations that directly results in the Sellers paying to the Internal Revenue Service or any state taxing authority Taxes over the amount of Taxes that they would have been required to pay had no Section 338(h)(10) been made with respect to the acquisition of such ADCM S Corporation (less any amounts previously paid to Sellers pursuant to this Section 6.9(d) with respect to such acquisition), Holdings shall reimburse such additional amounts, including penalties incurred by the Sellers with respect thereto (except to the extent such penalties are caused by the Sellers' failure to report the transaction in accordance with the Section 338(h)(10) Election, the Section 338(h)(10) Forms or in accordance with the allocation of the Modified Aggregate Deemed Sales Price) to Sellers within ten (10) business days of such payment. Conversely, for each Section 338(h)(10) Election that is made with respect to the acquisition of the ADCM S Corporations that directly results in the Sellers paying (or receiving an extra refund or credit) less Taxes, the Sellers shall pay to Holdings the savings (including any amount previously paid to Sellers pursuant to this Section 6.9(d) with respect to such acquisition) within ten (10) business days of the receipt of any refund or credit, together with any interest received or credited to such refund or credit, or if such determination is made on or prior to the date the Sellers file their tax returns for the year in which the
Section 338(h)(10) Election is effective, within ten (10) business days of the date such returns are filed. Notwithstanding the foregoing, Holdings shall have no liability for increased Taxes (including any penalties) that would have occurred but for a breach of a representation in Section 2.14. The obligations of Holdings and each of the Sellers under this Section 6.9(d) shall expire fifteen (15) days after the expiration of the applicable statute of limitations.

          (e) If a Section 338(h)(10) Election is made with respect to any ADCM S Corporation, Holdings shall be liable for any Taxes imposed on or incurred by such ADCM S Corporation(s) that directly result from the Section 338(h)(10) Election, other than Taxes resulting from the Section 338(h)(10) Election that would not have occurred but for a breach of a representation in
Section 2.14.

          6.10.     Escrow Agreement; Escrow Amount and Distributions.

          (a) Escrow Agreement. At the Closing, Holdings, each of the Sellers and The Bank of New York, as escrow agent (the "Escrow Agent"), shall have executed and delivered the Escrow Agreement in the form set forth in
Exhibit 6.10 (the "Escrow Agreement").

          (b) Escrow Amount. The parties hereto agree that on the Closing Date, Holdings shall deposit $1,000,000 of the cash portion of the Purchase Price with the Escrow Agent (the "Escrow Amount"), such Escrow Amount to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement and disbursed pursuant to Section 6.10(c) below. Until the Expiration Date (defined below), the Sellers jointly and severally agree to deposit such sums as from time-to-time necessary to maintain the full amount of the Escrow Amount ($1,000,000). The Sellers agree to deposit such amounts with the Escrow Agent within five (5) business days after their receipt of Notice from Holdings requesting that such additional deposits be made.

          (c)     Disbursement.

          (i) Initial Disbursement. The parties agree to send a joint written instruction to the Escrow Agent directing the Escrow Agent to disburse to Holdings such amount necessary to satisfy any Deficiency not otherwise satisfied by the Reserve Amount. The parties agree to send such written notice to the Escrow Agent within five (5) business days after the Closing Date Financials and Computations are complete and final or within five (5) business days after the resolution of any dispute regarding the Closing Date Financials and Computations in accordance with Section 12.7(b) (the "Initial Disbursement").

               (ii) Final Disbursements. Without limiting Holdings' other rights under this Agreement, the parties agree that the Escrow Amount shall be maintained pursuant to the terms of the Escrow Agreement for a period of 28 months after the Closing Date (the "Expiration Date"), in order to support the Sellers' indemnification obligations under Section 11.1. The parties also agree that an arbitrator, pursuant to the dispute resolution process contained in Section 12.7, shall have the right to direct the Escrow Agent to disburse the Escrow Amount, or any portion thereof, to Holdings as such arbitrator deems appropriate in order to satisfy the indemnification obligations of the Sellers under Section 11.1. Within five (5) business days after the Expiration Date, the parties agree to send a joint written instruction to the Escrow Agent directing the Escrow Agent to disburse to the Sellers the remaining amount of the Escrow Amount, if any; provided, however, the Escrow Amount shall not be disbursed to the Sellers prior to the Expiration Date and no portion of the Escrow Amount shall be disbursed to the Sellers after the Expiration Date if Holdings has asserted prior to the Expiration Date a claim for indemnification pursuant to Section 11.1 which has not been resolved pursuant to Section 12.7.

          (d) Interest. The parties agree that any interest accrued on the Escrow Amount shall be paid at the same time and in proportion with the amount of the Escrow Amount paid to each such party.


                                ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF HOLDINGS

          Each and every obligation of Holdings under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Holdings:

          7.1. Representations and Warranties; Performance. The representations and warranties made by the Sellers herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; the Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date; Sellers shall have, and shall have caused the President of ADCM to have delivered to Holdings a certificate, dated the Closing Date, in the form designated Exhibit 7.1 hereto, certifying to such matters and the other conditions contained in this Article VII.

          7.2. Consents and Approvals. All consents from and filings with third parties, regulators and governmental agencies required to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, would cause a material adverse effect on the financial condition or business of the ADCM Companies taken as a whole shall have been obtained and delivered to Holdings. Without limiting the above, the applicable waiting period under the HSR Act shall have terminated or expired.

          7.3. Opinion of Sellers' Counsel. Holdings shall have received an opinion of Sellers' counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.3.

          7.4. No Adverse Change. There shall have been no material adverse change since the Financial Statement Date in the business, prospects, financial condition, earnings or operations of the business of the ADCM Companies taken as a whole.

          7.5. No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or, to the knowledge of any party hereto, threatened, and no investigation by any governmental or regulatory authority shall have been commenced or, to the knowledge of any party hereto, threatened against any of the Sellers, any of the ADCM Companies or Holdings or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

          7.6. Comfort Letter and Solvency Certificate. Holdings shall have received (a) a "comfort" letter from ADCM's independent certified public accountants, dated the Closing Date, based upon a limited review (but not an audit) conducted no earlier than five (5) business days preceding the Closing Date and (b) a "solvency" certificate from Sellers and ADCM's President substantially in the forms of Exhibits 7.6.1 and 7.6.2 hereto, respectively, which documents shall relate to the operations and financial conditions of the ADCM Companies and the interim financial statements delivered pursuant to
Section 4.8 hereof.

          7.7. Financial Condition at Closing. Notwithstanding any provision hereof to the contrary, each of the financial conditions set forth in this Section 7.7 shall be satisfied on or before the Closing Date:

          (a) The ADCM Companies' net sales for the 12 months ending December 31, 1998 shall be on schedule (run rate) to equal at least $45,000,000. The ADCM Companies' net sales for the 12 months ended December 31, 1997, shall equal or exceed $39,800,000.

          (b) The ADCM Companies' net income before provision for interest and income taxes calculated in accordance with GAAP ("EBIT") for the 12 months ending December 31, 1998 shall be on schedule to equal at least $10,250,000. The ADCM Companies' EBIT for the 12 months ended December 31, 1997, shall equal or exceed $8,900,000.

          (c) Except for liabilities set forth in the Balance Sheet, for Excluded Liabilities relating to the redemption of the Class B nonvoting common shareholders of ADCM, EVPS and DCM Holdings and accounts payable incurred in the ordinary course of business of the ADCM Companies consistent with past practices, the ADCM Companies shall not owe any debt at the Closing Date. The term "debt" includes notes payable and the short-term and long-term portions of any and all debt or obligations, including capitalized lease obligations.

          (d) The mix and composition of the assets and liabilities of the ADCM Companies taken as a whole on the Closing Date will not be materially different from those indicated on the Balance Sheet, adjusted for events occurring in the ordinary course of business subsequent to the Financial Statement Date and before giving effect to the Excluded Liabilities associated with the redemption of the Class B nonvoting common shareholders of ADCM, EVPS and DCM Holdings. In particular, there will be no undisclosed or contingent liabilities, other than those previously disclosed to Holdings in the Exhibits to this Agreement, including, without limitation, those liabilities relating to taxes, pension obligations, litigation, environmental contamination or deferred capital expenditures and maintenance.

          (e) Except as permitted by Section 4.4, since the Financial Statement Date, none of the ADCM Companies shall have (i) paid any shareholder dividends or distributions, (ii) repaid any debt in excess of the amount required to be repaid pursuant to written contractual obligations or pursuant to Section 1.3 or (iii) paid any bonuses or excessive compensation to any of the Sellers, without first notifying Holdings of such action.

          (f) The anticipated annual capital expenditures of the ADCM Companies shall be equal to or less than $1,000,000 for each of the years 1998 and 1999.

          (g) At the Closing Date, the DFCS of the ADCM Companies shall be no less than $12,300,000, and the President of ADCM shall have delivered a Certificate stating such to Holdings no sooner than 10 calendar days before the Closing Date.

          (h) E&Y shall have conducted a physical inventory of the ADCM Companies, the results of which shall be satisfactory to Holdings.

          7.8. Retention of Key Personnel. None of the Sellers shall have terminated their respective positions with ADCM or with any of the other ADCM Companies that employ any of the Sellers.

          7.9 Due Diligence Review. A full due diligence review of the ADCM Companies' business shall be completed by Holdings, its legal counsel, its outside consultants, or others appointed by Holdings. Holdings shall be satisfied in its sole and absolute discretion with the results of Holdings' due diligence review of the ADCM Companies and their business operations, prospects and assets. Holdings shall bear the costs of this review.

          7.10 Shareholder Matters. Sellers will furnish Holdings with executed copies of documents pursuant to which any stock held by the former shareholders of ADCM and the ADCM Affiliates was purchased by the Sellers or redeemed by any of the ADCM Companies, and all obligations under such agreements shall have been fully paid and all shares of stock issued to such former shareholders shall be delivered to Holdings at Closing marked "cancelled", all pursuant to documentation in a form reasonably satisfactory to Holdings and its counsel. The Sellers shall have terminated, on or prior to Closing, the First Amendment to Class A Stock Redemption Agreement of ADCM, dated December 15, 1990. ADCM and Oatmar Ebenhoech shall have terminated the Stockholders Agreement regarding EVC (CA) and Oatmar Ebenhoech shall have assigned all of his interest in and to controller technology developed in the course of his employment with EVC (CA) to EVC (CA).

          7.11. Other Documents. Sellers will furnish or cause the ADCM Companies to furnish Holdings with such other and further documents and certificates (including, without limitation, certificates of good standing), of its officers and others as Holdings shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

          7.12. Other Agreements. The Agreements described in Article VI shall have been executed and delivered.

          7.13. Estoppel Certificate. The Sellers shall have furnished Holdings with an estoppel certificate in the form attached hereto as Exhibit 7.13, which shall have been executed by each lessor under the leases described on Exhibit 2.12.

          7.14. Withholding Certificate. Holdings shall have received from each of the Sellers an executed withholding certificate in the form attached hereto as Exhibit 7.14.

          7.15. No Liens. All liens or encumbrances against the assets of each of the ADCM Companies shall have been removed, or provision for their removal shall have been submitted to Holdings in form reasonably acceptable to Holdings.

          7.16. HSR. All applicable waiting periods under the HSR Act shall have expired.

          7.17. Customer Survey. Holdings shall have completed to its reasonable satisfaction, a customer survey and/or customer interviews of the ADCM Companies.


                                 ARTICLE VIII

                 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

          Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by all of the Sellers:

          8.1. Representations and Warranties, Performance. The representations and warranties made by Holdings herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; Holdings shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; Holdings shall have delivered to the Sellers a certificate of the President of Holdings, dated the Closing Date, certifying to the fulfillment of the conditions set forth herein, in the form designated as Exhibit 8.1 and the other conditions contained in this Article VIII.

          8.2. No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, or, to the knowledge of any party hereto, threatened, and no investigation by any governmental or regulatory authority shall have been commenced, or, to the knowledge of any party hereto, threatened, against any of the ADCM Companies, Holdings, any of the Sellers, or any of their respective principals, officers or directors, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

          8.3. Opinion of Counsel. The Sellers shall have received an opinion of counsel to Holdings dated the Closing Date substantially in the form of Exhibit 8.3.

          8.4. Payment. The payment(s) described in Section 1.2 shall have been made.

          8.5. Other Documents. Holdings will furnish the Sellers with such other and further documents and certificates of its officers and others as Sellers shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

          8.6. Other Agreements. The agreements described in Article VI shall executed and delivered by Holdings.

          8.7 HSR. All applicable waiting periods under the HSR Act shall have expired.


                                    ARTICLE IX

                                      CLOSING

          9.1. Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing (the "Closing") shall be held on Friday, May 15, 1998 at the offices of Harter, Secrest & Emery, 431 East Fayette Street, Syracuse, New York, or on such other date (the "Closing Date") and at such other location mutually agreed upon by the Sellers and Holdings. Holdings shall have the right at any time to extend the Closing Date for a period of up to 15 business days from the date stated above, by written Notice to the Sellers.

          9.2.     Deliveries at Closing.

          (a) At the Closing, the Sellers shall transfer and assign to Holdings all of the Shares by delivering certificates representing each of the Shares, duly endorsed for transfer to Holdings with signatures guaranteed, and, the cash consideration, the Contingent Purchase Price Plan, and the other agreements, certifications and other documents required to be executed and delivered hereunder at the Closing shall be duly and validly executed and delivered.

          (b) From time to time after the Closing, at Holdings' request and without further consideration from Holdings, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as Holdings reasonably may require to convey, transfer to and vest in Holdings and to put Holdings in possession of the Shares to be sold, conveyed, transferred and delivered hereunder.

          9.3. Legal Actions. If, prior to the Closing Date, any action or proceeding shall have been instituted by any third party before any court or governmental agency to restrain or prohibit this Agreement or the consummation of the transactions contemplated herein, the Closing shall be adjourned at the option of any party hereto for a period of up to one hundred twenty (120) days. If, at the end of such 120-day period, the action or proceeding shall not have been favorably resolved, in the opinion of any party to this Agreement, any party hereto may, by written notice thereof to the other party or parties, terminate its obligation hereunder.

          9.4. Specific Performance. The parties agree that if any party hereto is obligated to, but nevertheless does not, consummate this transaction, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In an action for specific performance by any party hereto against any other party, the other party shall not plead adequacy of damages at law.


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

          10.1. Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time (notwithstanding approval by the Sellers or by the Board of Directors of Holdings):

          (a)     by mutual consent of Holdings and all of the Sellers; or

          (b) by either Holdings or Sellers, if (i) such party is not in breach hereunder and the other party is in breach hereunder, and (ii) this Agreement is not consummated on or before the Closing Date, including extensions.

          10.2. Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) each party will upon request redeliver all documents and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) no party hereto shall have any liability or further obligation to any other party to this Agreement except to abide by the provisions of the Confidentiality and Non-Disclosure Agreement dated October 23, 1996; and

          (c)     each party shall bear its own expenses.


                                   ARTICLE XI

                                 INDEMNIFICATION

          11.1. Indemnification of Sellers. The Sellers, jointly and severally, agree to indemnify Holdings and each of its shareholders, officers and directors for a period of 28 months after the Closing Date (or for a longer period if the representation still survives under Section 12.4), against any loss, damage, or expense, (including but not limited to reasonable attorneys' fees) ("Damages"), incurred or sustained by Holdings or any of its shareholders, officers or directors as a result of (a) any breach of any term, provision, covenant or agreement contained in this Agreement by the Sellers;
(b) any inaccuracy in any of the representations or warranties made by the Sellers in Article II of this Agreement; (c) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by the Sellers or any of the ADCM Companies in accordance with any provision of this Agreement; or (d) the presence of Hazardous Materials on, in, or under the property located at 219 Lamson Street in Syracuse, New York (aka Tyson Place) or the property located at 6268 East Molloy Road in East Syracuse, New York. The obligations of the Sellers as set forth in this Section 11.1 shall be subject to and limited by the following:

               (i) No claim for Damages shall be made until the cumulative amount of such Damages shall equal or exceed $500,000, at which point the full amount of such claim(s) for Damages may be made without deduction of any kind; provided, however, that in no event shall the aggregate indemnification obligation of Sellers hereunder exceed the amount of the Purchase Price; and further provided, however, that such limitations shall not apply to any Damages resulting from (a) violations under Sections 2.2, 2.4, 2.14, 2.23 or
2.24 hereof, (b) the presence of Hazardous Materials on, in or under the property located at 219 Lamson Street in Syracuse, New York (aka Tyson Place) or the property located at 6268 East Molloy Road in East Syracuse, New York,
(c) violations under Section 2.18 related to or arising from (i) any written or unwritten employee benefit plan or arrangement which is not disclosed in
Exhibit 2.18, (ii) any employee benefit plan or arrangement sponsored by Staff Leasing of Texas, L.P. for employees leased by Jencoil, WMP, and/or Sermed USA, (iii) the effect(s) under Section 410(b) of the Code of any leased employees and/or (iv) any employee benefit plan, arrangement or requirement related to Sermed or ADCM-Germany, or (d) from intentional or fraudulent actions, misrepresentations or breaches;

               (ii) Holdings shall give written Notice to the Sellers stating specifically the basis for the claim for Damages, the amount thereof and shall tender defense thereof to the Sellers as provided in Section 11.3; and

               (iii) In addition to any other remedy, Holdings shall be entitled, but shall not be obligated, to offset all such claims for Damages against any obligation of Holdings to Sellers now or hereafter existing including, without limitation, payments in the order of installments due under the Contingent Purchase Price Plan set forth in Section 1.2(b). Notwithstanding the foregoing, any dispute between Sellers and Holdings concerning the validity of any claim for Damages shall be resolved in accordance with the provisions of Section 12.7(b). Holdings shall hold its claim for Damages in abeyance and not exercise its right of set-off hereunder until any disputed claim has been finally resolved in accordance with the provisions of Section 12.7(b).

          11.2. Indemnification of Holdings. Holdings agrees to indemnify the Sellers and their respective successors and assigns against any Damages incurred or sustained by any Seller as the result of (a) any breach of any term, provision, covenant or agreement contained in this Agreement by Holdings; (b) any inaccuracy in any of the representations or warranties made by Holdings in Article III of this Agreement; or (c) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by Holdings in accordance with any provision of this Agreement. The obligations of Holdings as set forth in this Section 11.2 shall be subject to and limited by the following:

                    (i) no claim for Damages shall be made until the cumulative amount of such Damages shall equal or exceed $500,000 at which point the full amount of such claim(s) for Damages may be made without deduction of any kind; provided, however, that such limitation shall not apply to any Damages resulting from intentional or fraudulent actions, misrepresentations or breaches;

                    (ii) Sellers shall give written notice to Holdings stating specifically the basis for the claim for Damages, the amount thereof and shall tender defense thereof to Holdings as provided in Section 11.3.

          11.3. Tender of Defense for Damages. Promptly upon receipt by any party entitled to indemnification hereunder (the "Indemnified Party"), of a notice of a claim by a third party which may give rise to a claim for Damages, the Indemnified Party shall give Notice thereof to the party(ies) obligated to provide such indemnification (the "Indemnifying Party"). No failure or delay of the Indemnified Party in the performance of the foregoing shall relieve, reduce or otherwise affect the Indemnifying Party's obligations and liability to indemnify the Indemnified Party pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against such claim for Damages. If the Indemnifying Party gives to the Indemnified Party an agreement in writing, in a form reasonably satisfactory to counsel for the Indemnified Party, to defend such claim for Damages, the Indemnifying Party may, at their sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as the Indemnifying Party, in their sole discretion, shall elect and the Indemnified Party shall execute such documents and take such steps as may be reasonably necessary in the opinion of counsel for the Indemnifying Party to enable the Indemnifying Party to conduct the defense of such claim for Damages. If the Indemnifying Party fails or refuses to defend any claim for Damages, the Indemnifying Party may nevertheless, at their own expense, participate in the defense of such claim by the Indemnified Party and in any and all settlement negotiations relating thereto. In any and all events, the Indemnifying Party shall have such access to the records and files of the Indemnified Party relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof.


                                ARTICLE XII

                         MISCELLANEOUS PROVISIONS

          12.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of all of the Sellers and Holdings.

          12.2. Waiver of Compliance; Consents. Any failure of the Sellers on the one hand, or Holdings on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Holdings, on the one hand, or the Sellers, on the other hand, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.2.

          12.3. Expenses. Each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein. If any of the ADCM Companies shall at any time pay any expenses incurred in connection with this Agreement or any part thereof or any of the proceedings and transactions contemplated hereunder including, without limitation, any legal, accounting, printing, filing or other costs, then the cash portion of the Purchase Price shall be reduced by an equal amount.

          12.4. Investigations, Survival of Warranties. The respective representations and warranties of the Sellers and Holdings contained herein or in any certificates or other documents delivered prior to or at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Each and every such representation and warranty shall survive for a period of 28 months from the Closing Date; provided, however, all claims for Damages relating to the representations and warranties made pursuant to Sections 2.14, 2.18, 2.23 and 2.24 hereof shall expire when the applicable statute of limitations shall terminate plus a period of fifteen (15) days, and further provided, however, all claims for Damages relating to the representations and warranties made pursuant to Sections 2.2 and 2.4 hereof or for Damages based on intentional or fraudulent actions, misrepresentations or breaches shall never expire. In the event that an indemnification claim for Damages shall be pending as of the end of the applicable period referred to above, such indemnity shall survive with respect to such indemnification claim until the final disposition thereof.

          12.5. Notices. Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or
(iv) telecopied, with receipt confirmed, addressed as follows:

          (a)      If to the Sellers, to:

          Advanced D.C. Motors, Inc.
          6268 East Molloy Road
          East Syracuse, New York  13057
          Telephone:  (315) 434-9303
          Telecopier:  (315) 432-9290

in each case with a copy to:

          Jeffrey H. Bowen, Esq.
          Harter, Secrest & Emery, LLP
          700 Midtown Tower
          Rochester, New York 14604
          Telephone: 716/231-1149
          Telecopier: 716/232-2152

or to such other person or address as any Seller shall furnish to Holdings in writing.

          (b)      If to Holdings to:
          Thomas H. Quinn, President
          Ron Sansom
          Joseph C. Linnen
          Jordan Industries, Inc.
          ArborLake Centre, Suite 550
          1751 Lake Cook Road
          Deerfield, Illinois 60015
          Telephone: 847-945-5591
          Telecopier: 847-945-5698

with a copy to:

          G. Robert Fisher, Esq.
          Derek B. Guemmer, Esq.
          Bryan Cave LLP
          1200 Main, Suite 3500
          Kansas City, Missouri 64105
          Telephone: 816-374-3200
          Telecopier: 816-374-3300

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

          12.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Sellers without the prior written consent of Holdings or by Holdings without the prior written consent of Sellers except that an assignment by Holdings to an affiliate of Holdings or to a financial institution in order to facilitate the financing of the acquisition of the ADCM Companies is expressly permitted without the consent of the Sellers.

          12.7.     Governing Law, Dispute Resolution.

          (a) This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of New York) as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

          (b) Any dispute between any of the parties hereto or any claim by a party against another party arising out of or relating to this Agreement or relating to any alleged breach thereof including, without limitation, the calculation of the Closing Financials and Computations and the payments pursuant to Section 1.4, shall be determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Chicago, Illinois if initiated by any of the Sellers or in Syracuse, New York if initiated by Holdings. The arbitration proceedings shall be subject to the substantive laws of the State of New York. There shall be one arbitrator, as shall be agreed upon by the parties in dispute, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. In the absence of such an agreement, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator such third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrator shall be an individual skilled in the legal and the business aspects of the subject matter of this Agreement and of the dispute. The decision rendered by the arbitrator shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision in an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator against all or any of the parties in dispute and shall be paid promptly by the party or parties so assessed. The arbitration proceeding required by this Agreement may be held as part of an arbitration proceeding required by any other agreement entered into in connection with this Agreement.

          12.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.9. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

          12.10. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.11. Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                IN WITNESS WHEREOF, the parties hereto have entered into this
Agreement as of the date first hereinabove set forth.

                                             ADVANCED D.C. HOLDINGS, INC.




                                            By: /s/ Joseph C. Linnen
                                            Joseph C. Linnen, Vice President


                                             SELLERS:



                                             /s/ Gerhard Dieroff
                                             Gerhard Dieroff



                                             /s/ Werner Hermus
                                             Werner Hermus



                                             /s/ William E. Rodgers
                                             William E. Rodgers



                                             /s/ Joseph A. Silvaggio
                                             Joseph A. Silvaggio

                            SCHEDULE OF EXHIBITS TO
                 AGREEMENT FOR PURCHASE AND SALE OF STOCK


               Exhibits                         Title

H              Exhibit 1.2                    Contingent Purchase Price Plan

S              Exhibit 1.3                    Excluded Liabilities

E&Y            Exhibit 1.3(a)                 DFCS Example

S              Exhibit 1.5                    Allocation

S               Exhibit 2.1.1                    Foreign Qualifications

S               Exhibit 2.1.2               Certificate of Articles of
Incorporation, Bylaws and Certificates of Authority of the Company

S               Exhibit 2.2               Schedule of Authorized, Issued and
Outstanding Capital Stock of the Company

S               Exhibit 2.5                    Restrictions of Ability to
Perform

S               Exhibit 2.7(a)-(e)               Financial Statements

S               Exhibit 2.8                    Other Liabilities

S               Exhibit 2.9                    Material Adverse Changes

S               Exhibit 2.10                    Schedule of Contracts

S               Exhibit 2.12                    Title and Related Matters

S               Exhibit 2.13                    Legal Proceedings and
Judgments

S               Exhibit 2.14.1                    Certain Tax Matters

S               Exhibit 2.16                    Copies of Reports and
Inspections

S               Exhibit 2.18.1               Welfare Benefit Plans; Retiree
Health Benefits

S               Exhibit 2.18.2                    Pension Benefits Plans

S               Exhibit 2.18.3                    Other Benefit Plans
Including Vacation

S               Exhibit 2.18.4                    Other Plan Deliveries

S               Exhibit 2.18.5                    Consents and Agreements

S               Exhibit 2.19                    Schedule of Intellectual
Property Rights

S               Exhibit 2.20                    Warranties and Claims Under
Warranties

S               Exhibit 2.21                    Labor Relations

S               Exhibit 2.22                    Schedule of Insurance

S               Exhibit 2.23                    Products Liability Insurance
Coverage

S               Exhibit 2.24                    Environmental Matters

S               Exhibit 2.25                    Schedule of Capital
Expenditures

S               Exhibit 2.27                    Schedule of Contracts with
Affiliates

S               Exhibit 2.28                    Change in Business and
Operations

S               Exhibit 2.29                    Bank Accounts

S               Exhibit 2.30                    Compensation Schedule

H               Exhibit 3.6                    Reliance Letter

S               Exhibit 4.3                    Permitted Purchases

H               Exhibit 6.3(a)               Gerhard Dieroff - Summary of
Employment Terms

H               Exhibit 6.3(b)          Warner Hermus - Summary of Employment
Terms

H               Exhibit 6.3(c)          William E. Rodgers - Summary of
Employment Terms

H               Exhibit 6.3(d)          Joseph A. Silvaggio - Summary of
Employment Terms

H               Exhibit 6.4                    Noncompetition Agreement

H               Exhibit 6.6                    Spousal Consent

H               Exhibit 6.7                    Release

H               Exhibit 6.10               Escrow Agreement

H               Exhibit 7.1               Certificate of Fulfillment of
Conditions by Sellers and the Company

H               Exhibit 7.3                    Opinion of the Sellers' Counsel

H               Exhibit 7.6.1               Comfort Letter

H               Exhibit 7.6.2               Solvency Certificate

H               Exhibit 7.13               Estoppel Certificate

H               Exhibit 7.14               Withholding Certificate

H               Exhibit 8.1               Certificate of Fulfillment of
Conditions of Holdings

H               Exhibit 8.3                    Opinion of Holdings' Counsel


S -                                        First draft to be prepared by
counsel for the Sellers

H -                                        First draft to be prepared by
counsel for Holdings